UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2015

Integrated Device Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12695	94-2669985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road

San Jose, California 95138

(Address of Principal Executive Offices)

(408) 284-8200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 7, 2015, pursuant to the terms of the previously announced Share Purchase and Transfer Agreement, dated as of October 23, 2015 (the “Purchase Agreement”), by and among Integrated Device Technology, Inc., a Delaware corporation (the “Company” or “IDT”), Integrated Device Technology Bermuda Ltd., a Bermuda company and a wholly owned subsidiary of IDT (“Acquisition Sub”), Global ASIC GmbH, ELBER GmbH and Freistaat Sachsen (collectively, the “Sellers”), Acquisition Sub completed its purchase of all of the outstanding no-par-value shares of Zentrum Mikroelektronik Dresden AG, a German stock corporation (“ZMD”), from the Sellers in exchange for an aggregate cash purchase price of the Euro equivalent of US $307 million (the “Acquisition”) and ZMD has become a wholly owned subsidiary of Acquisition Sub (the “Acquisition”).

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which was filed as Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on October 28, 2015, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K (this “Current Report”) no later than 71 calendar days after the date this Current Report must be filed.

(b)	Pro forma financial information.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report no later than 71 calendar days after the date this Current Report must be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Share Purchase and Transfer Agreement, dated October 23, 2015, between Global ASIC GmbH, ELBER GmbH, Freistaat Sachsen, Integrated Device Technology Bermuda Ltd. and Integrated Device Technology, Inc. (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on October 28, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integrated Device Technology, Inc.

Date: December 7, 2015	By:	/s/ Brian C. White
	Name:	Brian C. White
	Title	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Purchase and Transfer Agreement, dated October 23, 2015, between Global ASIC GmbH, ELBER GmbH, Freistaat Sachsen, Integrated Device Technology Bermuda Ltd. and Integrated Device Technology, Inc. (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on October 28, 2015).

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